COMPANY DISCLOSURE SCHEDULE

This Company Disclosure Schedule has been prepared and delivered in accordance with the Sale and Purchase Agreement, dated as May 12, 2005 (the “Agreement”), among Metaphor Corp. (the “Acquiror”), Hong Kong Huicong International Group Limited (the “Shareholder”), each of Wu Xian, Li Shuanqing, Shen Qizhi and Wang Li Hong (collectively, the “CMN Management”), China Media Network International Inc. (the “Company”) and 8 Holdings LLC. (“8 Holdings”). This Company Disclosure Schedule is the Company Disclosure Schedule as referred to in the Agreement

Capitalised terms used but not otherwise defined in this Company Disclosure Schedule shall have the meanings ascribed to such terms in the Agreement. The headings contained in this Company Disclosure Schedule are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in this Company Disclosure Schedule. In the event that any inconsistency is revealed between any provisions of the Agreement and any part of this Company Disclosure Schedule (including the information referred to herein), this Company Disclosure Schedule shall prevail and shall be deemed to be the relevant disclosures.

This Company Disclosure Schedule makes disclosures for the purpose of limiting the scope of the representations and warranties and the covenants of the Company and the Shareholder, as applicable. The representations and warranties and the covenants of the Company and the Shareholder contained in the Agreement are made and given subject to the relevant disclosures contained in this Company Disclosure Schedule and the Company and/or the Shareholder will not be nor will it or they be deemed to be in breach of any such representations and warranties and covenants of the Company and/or the Shareholder (as the case may be) in respect of the matters disclosed or referred to herein.

For the sake of convenience, matters disclosed are listed against the section numbers of the representations and warranties and the covenants of the Company and/or the Shareholder (as the case may be) to which the disclosure is considered most likely to relate but any disclosure, whether made generally or specifically, directly or by reference to any document or other source will apply to all of the representations and warranties and the covenants of the Company and/or the Shareholder (as the case may be) to which it is or may be appropriate and any disclosure will not be limited in any way to the specific representation and warranty or covenant to which it refers below.

References in this Company Disclosure Schedule to the provision or disclosure of information to the Acquiror will be deemed to have been satisfied by the provision of such information to 8 Holdings, the Acquiror's Solicitors or any of the Acquiror's professional advisers.

1. GENERAL DISCLOSURES

1.1
Attached to this Company Disclosure Schedule is an annex of documents of which copies have been delivered or made available to 8 Holdings, the Acquiror, the Acquiror’s Solicitors or any of its other professional advisers during the course of negotiations for the sale and purchase of the Company (the "Disclosed Documents").

1.2
A copy of the schedule referred to above has previously been delivered to 8 Holdings, the Acquiror or the Acquiror's Solicitors. The Acquiror acknowledges that it has received, or had access to, a copy of each of the Disclosed Documents and that it has had full notice of the contents of the Disclosed Documents.

1.3	The Company and/or the Shareholder (as the case may be) disclose or will be deemed to have disclosed:

1.3.1
all matters contained or referred to in the Company Audited Financial Statements and Company Unaudited Financial Statements together with the accounting policies adopted by the Acquired Companies and referred to therein and all notes thereto;

1.3.2
all matters which would be disclosed as a result of an inspection of the statutory books, memorandum and articles of association or other constitutional documents, registers and records of the Company/each of the Acquired Companies that have been provided to the Acquiror;

1.3.3
all information contained in, and the full contents of, all correspondence (including without limitation all documents enclosed with such correspondence, memoranda, notes or schedules) between the Company, the Shareholder or any member of the CMN Group or any of their respective professional advisers (on the one hand) and the Acquiror, 8 Holdings or any of their professional advisers (on the other hand) in connection with the sale of the Acquired Companies and matters ancillary thereto; and

1.3.4
any matters contained in any report to the Acquiror made by surveyors, investigating accountants, lawyers, investment advisers or any other professional advisers retained by the Acquiror for reviewing the Acquired Cmpanies.

1.4
The disclosures contained in this Company Disclosure Schedule are not to be taken as any admission that all or any of the matters constitute a breach of the representations and warranties and the covenants of the Company and/or the Shareholder (as the case may be). The disclosure of any matter or document shall not imply any representations and warranties or any covenant of the Company and/or the Shareholder (as the case may be) not expressly given in the Agreement nor shall such disclosure be taken as extending the scope of any of the representations and warranties and the covenants of the Company and/or the Shareholder (as the case may be) given by the Company and/or the Shareholder (as the case may be).

2.	SPECIFIC DISCLOSURES

Without limiting the generality of the disclosures referred to above, the Company and/or the Shareholder (as the case may be) disclose or the Company and/or the Shareholder (as the case may be) will be deemed to have disclosed:

Sections 4.1.5 and 5.12
No Brokers or Finders

1. BOC International Holdings Limited is entitled to receive a fee for acting as the facilitator of the transactions contemplated in the Sale and Purchase Agreement upon Closing.

Section 5.1(b)
Organisation and Qualification

1. Upon completion of the Restructuring, Huamei Information will become a Chinese-foreign equity joint venture company. It will have two shareholders. It is contemplated that the Company will hold a 98% equity interest in the registered capital of Huamei Information and a domestic PRC company to be set up by the management will hold the remaining 2% equity interest in the registered capital of Huamei Information. Generally, the minimum percentage stake holding of a shareholder in a limited liability company established in China is 2%. However, there is a possibility that for policy reason, the relevant PRC approval and registration authorities of Huamei Information may demand the minority shareholder of Huamei Information to increase the percentage of its equity stake in Huamei Information to be more than 2% but equal to or less than 10%.

Section 5.7.3 Subsidiaries
List of Acquired Companies (As of the completion of the Restructuring)
Item	Chinese Name of Company	English Name of Company	Registered Capital (RMB)	Shareholders and Shareholding Structure
1	北京华媒盛&#-30266;广告有&#-27056;公司	Beijing Huamei Shengshi Advertising Co.,Ltd.	5,000,000	Company B: 80%; Shareholders who are natural persons (Wu Xian, Li Shuang Qing, Shen Qi Zhi): 20%;
2	北京华媒盛&#-30266;信息技术有&#-27056;公司	Beijing Huamei Shengshi Information Technology Co.,Ltd.	20,000,000	China Media Network International Inc.: 98%; Beijing Hehui Chuangshi Advertising Co., Ltd: 20%
3	济南华媒盛&#-30266;传播有&#-27056;公司	Jinan Huamei Shengshi Broadcasting Co., Ltd.	500,000	Beijing Huamei Advertising: 80%; Company B: 20%
4	兰州华媒盛&#-30266;广告传播有&#-27056;公司	Lanzhou Huamei Shengshi Advertising Broadcasting Co., Ltd.	500,000	Beijing Huamei Advertising: 76%; Li Guang Yu: 24%
5	兰州华媒广告传播有&#-27056;公司	Lanzhou Huamei Advertising Broadcasting Co., Ltd.	1,000,000	Beijing Huamei Advertising: 51%; Lanzhou Television Station: 49%
6	乌&#-25471;木&#-24752;华媒盛&#-30266;传播有&#-27056;公司	Urumqi Huamei Shengshi Broadcasting Co., Ltd.	1,000,000	Beijing Huamei Advertising: 76%; Li Guang Yu: 24%
7	&#-28463;州华媒盛&#-30266;广告传播有&#-27056;公司	Zhengzhou Huamei Shengshi Advertising Broadcasting Co., Ltd.	1,000,000	Beijing Huamei Advertising: 80%; Company B: 20%
8	B公司&#-248;待&#-28211;组确定&#-247;	Company B (pending restructuring)	10,000,000	Beijing Huamei Shengshi Information Technology Co.,Ltd.: 90%; Wu Xian: 10% (pending restructuring)

Section 5.10
Compliance with Laws

The agreements entered into between Beijing Huicong Advertising Co., Ltd &#-248;北京市慧&#-32662;广告有&#-27056;公司&#-247;, Beijing Huicong Goldenet Advertising Co., Ltd. &#-248;北京慧&#-32662;&#-28207;网广告有&#-27056;公司&#-247; (both are the Shareholder’s subsidiaries) and each of Zhengzhou Television Station, Jinan Television Station, Urumqi Television Station and Lanzhou Television Station which required the Group to purchase the advertising time-slots and sub-sell to other parties, may be in breach of (i) the Reply of the State Administration for Industry and Commerce to the Question of whether the Outright Purchases of the User Rights to an Advertising Media and Subsequent Assignment thereof for consideration constitutes Illegal Business (《国家工商&#-30644;政管理局关于买断广告&#-28803;体使用权&#-28709;&#-30644;有偿&#-28820;&#-29783;是否构成&#-26786;法经&#-31707;&#-27154;&#-26472;的答复》) and (ii) the Reply of the State Administration for Industry and Commerce to Questions Concerning the Contracting as a Fully Authorised Agent for the Operation of, or the Outright Purchases of, Advertising Media by Advertising Companies to Engage in Advertising Business in a Territory other than their own Territory(国家工商&#-30644;政管理局关于广告公司以全权代理名义承包、买断广告媒介异地经&#-31707;广告业务有关&#-27154;&#-26472;的答复》) (the "Replies") which provide against the sub-sale of advertising time-slots. The above arrangements were terminated in March 2003. Company Subsidiaries entered into the current management agreements with each of the four television stations under which Company Subsidiaries act as agents for the television stations and arrange for customers to place advertisements with the television stations. As a result of the previous breaches, the Company Subsidiaries could be fined up to RMB5,000 pursuant to Article 21 of the Implementation Rules of the Regulation Governing Advertising. In addition, the profit derived from such arrangements may be confiscated and their operating licenses could be revoked pursuant to Article 71 of the Company Registration Regulations. Since the commencement of the television advertising business in May 2000 to March 2003, the profit generated from the above arrangements amounted to approximately RMB2,788,000 in 2001, RMB5,703,000 in 2002 and RMB2,120,000 during the three months ended March 31, 2003. In 2000, the operations of the above arrangements incurred a loss of approximately RMB96,000.

Section 5.13.1
Employees
and
Section 5.26
Employee Benefits

The Company Subsidiaries failed to make timely contributions to the retirement benefit fund, the medical benefit fund and the housing benefit fund. The main reason for this failure was that some of Company Subsidiaries' employees were unwilling to join the funds and therefore have not provided all required documents for registration with the relevant authorities.

The Company Subsidiaries' failure to make timely contributions to the retirement benefit fund or the medical benefit fund contravened the Provisional Regulations for the Collection and Payment of Social Insurance Premiums &#-248;《社会保&#-27031;&#-29383;征缴暂&#-30644;条例》&#-247; and for these breaches the relevant PRC authorities may impose a maximum penalty of RMB 10,000 on the person-in-charge of Company Subsidiaries. The Company Subsidiaries may be held liable to compensate any losses suffered by the employees due to Company Subsidiaries' failure to make timely contribution to the medical benefit fund. The Company Subsidiaries' failure to make timely contribution to the housing benefit fund contravened the Regulations for the Administration of Housing Funds &#-248;《住房公积&#-28207;管理条例》&#-247; for which the relevant PRC authorities may impose a maximum penalty of RMB50,000 on Company Subsidairies.

Section 5.16
Interested Party Transactions

Apart from the service contracts entered into between the Acquired Companies and its directors and officers, there is no other interested party transaction.

Section 5.20
Changes

None.

Section 5.21.1
Material Company Contracts

Item	合同双方	Parties to the Contract
1	甲方&#-230;济南电&#-30266;台&#-229; 乙方&#-230;济南华媒盛&#-30266;传播有&#-27056;公司	Party A: Jinan Television Station Party B: Jinan Huamei Shengshi Broadcasting Co., Ltd
2	甲方&#-230;&#-28463;州电&#-30266;台&#-229; 乙方&#-230;&#-28463;州华媒盛&#-30266;广告传播有&#-27056;公司	Party A: Zhengzhou Television Station Party B: Zhengzhou Huamei Shengshi Advertising Broadcasting Co., Ltd.
3	甲方&#-230;兰州电&#-30266;台公共&#-26479;&#-28589;&#-229; 乙方&#-230;兰州华媒盛&#-30266;广告传播有&#-27056;公司	Party A: Lanzhou Television Station Public Channel Party B: Lanzhou Huamei Shengshi Advertising Broadcasting Co., Ltd
4	甲方&#-230;乌&#-25471;木&#-24752;电&#-30266;台&#-229; 乙方&#-230;乌&#-25471;木&#-24752;华媒盛&#-30266;传播有&#-27056;公司	Party A: Urumqi Television Station Party B: Urumqi Huamei Shengshi Broadcasting Co., Ltd
5	甲方&#-230;兰州电&#-30266;台&#-229; 乙方&#-230;兰州华媒广告传播有&#-27056;公司	Party A: Lanzhou Television Station Party B: Lanzhou Huamei Advertising Broadcasting Co., Ltd
6	甲方&#-230;兰州电&#-30266;台&#-229; 乙方&#-230;北京慧&#-32662;&#-28207;网广告有&#-27056;公司	Party A: Lanzhou Television Station Party B: Beijing Hui Chong Jin Wang Advertising Co., Ltd
7	甲方&#-230;三亚广播电&#-30266;台 乙方&#-230;北京华媒盛&#-30266;广告有&#-27056;公司	Party A: San Ya Broadcasting Television Station Party B: Beijing Huamei Shengshi Advertising Co., Ltd.

Section 5.25
Intellectual Property

1.	None of the Acquired Companies has made any application to register any trademark, trade names, internet domain name or other intellectual property rights for its business as currently conducted.

2.	None of the Acquired Companies owns any registered trademark, trade names, internet domain name or other intellectual property rights for its business as currently conducted.

3.
None of the Acquired Companies has entered into any license agreement or arrangement with any third party for obtaining any right to use any intellectual property for its business as currently conducted.

Section 5.31
Customers

CMN Top 10 customers -2002
	Chinese Name of Customer	English Name of Customer	Total (RMB)
1	&#-28463;州勤&#-32134;&#-27411;广告公司	Zhengzhou Qin Yi Ming Advertising Co., Ltd.	11,971,987
2	&#-28463;州&#-31523;&#-32142;&#-28419;市广告有&#-27056;公司	Zhengzhou Blue City Advertising Co., Ltd.	9,149,790
3	传立媒介	Chuan Li Media	7,158,825
4	&#-24922;&#-32593;·光明广告有&#-27056;公司	McCann Erickson Advertising Co., Ltd.	7,122,830
5	盛世&#-27265;城(国&#-27067;)广告公司	Shengshi Changcheng (International) Advertising Co., Ltd.	5,230,238
6	上海李奥&#-29411;纳(宝洁)	Shanghai Leo Burnett (P&G)	4,327,300
7	济南&#-28791;煌广告公司	Jinan Hui Huang Advertising Co., Ltd.	3,907,620
8	山东&#-26902;瑞广告有&#-27056;公司	Shandong Xuerui Advertising Co., Ltd.	2,861,844
9	济南&#-24679;媒广告有&#-27056;公司	Jinan Longmei Advertising Co., Ltd.	2,827,100
10	济南淳&#-26418;国&#-27067;文化传播公司	Jinan Chunfeng International Cultural Media Company	2,437,265

CMN Top 10 customers -2003
	Chinese Name of Customer	English Name of Customer	Total (RMB)
1	李奥&#-29411;纳广告有&#-27056;公司(宝洁)	Leo Burnett Advertising Co., Ltd (P & G)	9,854,531
2	&#-28463;州&#-31523;&#-32142;&#-28419;市广告有&#-27056;公司 (&#-26490;先互&#-28646;)	Zhengzhou Blue City Advertising Co., Ltd.(Lin Xian Hu Tong)	9,718,008
3	&#-28463;州勤&#-32134;&#-27411;广告有&#-27056;公司	Zhengzhou Qin Yi Ming Advertising Co., Ltd.	8,810,057
4	传立媒介(智威汤&#-28662;-中乔广告 有&#-27056;公司)	Chuan Li Media (JWT Employement Communications -Zhong Qiao Advertising Co., Ltd.)	7,999,449
5	&#-24922;&#-32593;光明广告有&#-27056;公司	McCann Erickson Advertising Co., Ltd.	7,660,305
6	盛&#-30266;&#-27265;城广告有&#-27056;公司	Shengshi Changcheng Advertising Co., Ltd.	6,471,037
7	乌市&#-28207;山峰广告有&#-27056;公司	Urumqi Jin Shan Feng Advertising Co., Ltd.	5,413,486
8	济南&#-28791;煌广告有&#-27056;公司	Jinan Hui Huang Advertising Co., Ltd.	4,614,260
9	哈&#-31889;&#-26938;团(三精制&#-31889;\三厂\四厂 \六厂\儿童)	Hayao Group (Sanjing Medicine/Hayaosan/Hayaosi/Hayaoliu /Haoyao Children)	3,738,000
10	广东凯络广告公司	Guangdong Kailuo Advertising Co., Ltd.	3,335,038

CMN Top 10 customers -2004
	Chinese Name of Customer	English Name of Customer	Total (RMB)
1	传立媒介&#-248;中乔/上海奥美 /灵智大洋&#-247;	Chuan Li Media (Zhong Qiao/Shanghai Ao Mei/ Euro RSCG Worldwide)	18,873,291
2	李奥&#-29411;纳广告有&#-27056;公司(宝洁)	Leo Burnett Advertising Co., Ltd (P & G)	10,371,316
3	&#-24922;&#-32593;光明广告有&#-27056;公司	McCann Erickson Advertising Co., Ltd.	8,956,509
4	李奥&#-29411;纳广告有&#-27056;公司	Leo Burnett Advertising Co., Ltd	8,613,571
5	盛&#-30266;&#-27265;城广告有&#-27056;公司	Shengshi Changcheng Advertising Co., Ltd.	6,699,565
6	&#-28463;州勤&#-32134;&#-27411;广告有&#-27056;公司	Zhengzhou Qin Yi Ming Advertising Co., Ltd.	6,103,123
7	济南&#-28791;煌广告有&#-27056;公司	Jinan Hui Huang Advertising Co., Ltd	5,444,345
8	哈&#-31889;&#-26938;团(三精制&#-31889;\三厂\四厂 \六厂)	Hayao Group (Sanjing Medicine/Hayaosan/Hayaosi/Hayaoliu /Haoyao Children)	5,068,161
9	&#-28463;州&#-31523;&#-32142;&#-28419;市广告有&#-27056;公司 (&#-26490;先互&#-28646;)	Zhengzhou Blue City Advertising Co., Ltd.(Ling Xian Hu Tong)	4,821,006
10	新疆春晓广告有&#-27056;公司	Xinjiang Chun Xiao Advertising Co., Ltd	3,615,291

ANNEX
DISCLOSED DOCUMENTS
[May require minor amendments]

1.	Memorandum and Articles of Association of the Company;
2.	Share certificates of the Company;
3.	Register of Members of the Company;
4.	Business Licenses issued at the time of incorporation of the Company Subsidiaries;
5.	Business Licenses with 2004 annual certification of the Company Subsidiaries;
6.	Advertising Licenses of the Company Subsidiaries;
7.	Description of all changes of the capitalization structure of the Company Subsidiaries;
8.	Registration certificates and other related documents in connection with modification of Ji’nan Huamei, Zhengzhou Huamei and Urumqi Huamei;
9.	Articles of associations (and the amendments, if any) of the Company Subsidiaries and their shareholders since their inception;
10.	Capital verification reports of the Company Subsidiaries since their inception;
11.	2004 Balance Sheets and income statements of the Company Subsidiaries and their shareholders;
12.	Consolidated Balance Sheet and income statement;
13.	Management account on balance sheets, cash flow statements and income statements for the two previous fiscal years;
14.	All resolutions of the shareholder meeting of the Company Subsidiaries since their inception;
15.	Relevant resolutions of the shareholder meeting of the Company Subsidiaries;
16.	A list of current directors, general managers and supervisors of the Company Subsidiaries;
17.	List of prospective shareholders of the Company Subsidiaries;
18.
Basic information of each officer, director and major shareholder of the Company Subsidiaries and professional biographies of key personnel, including Wu Xian, Arthur Shen, Li Shuangqin, Chen Bojie, Pu Yue, Pengboand Wang Lihong;

19.	Tax registration certificates of the Company Subsidiaries (both national and local);
20.	Organization Code Certificates of the Company Subsidiaries;
21.	Lease Agreements and related documents of the Company Subsidiaries, including:

(1) The lease agreement entered into by Lanzhou Huamei Shengshi and Lanzhou Broadcasting and Television Publishing Office dated May 21, 2003;

(2) The lease agreement entered into by Lanzhou Huamei and Lanzhou TV dated March 18, 2004;

(3) The lease agreement entered into by Beijing Huamei and Property Management Branch of Beijing Tianhai Jishi Real Estate Development Ltd. dated March 18, 2004;

(4) Certification issued by Beijing Tianhai Jishi Real Estate Development Ltd.;
(5) Certification issued by Beijing Beidian Kelin Electronic Ltd.;
(6) Property lease license of Beijing Beidian Kelin Electronic Ltd.;
(7) The Agreement entered into by Beijing Huamei Shengshi and Beijing Huamei;
(8) The Confirmation issued by Property Management Branch of Beijing Tianhai Jishi Real Estate Development Ltd.;
(9) Certifications issued by Urumchi Television and Urumchi Broadcasting and Television Bureau;
(10) Certifications issued by Ji’nan Television and Ji’nan Broadcasting and Television Bureau;
(11) Property Certificate of Ji’nan Broadcasting and Television Bureau;
(12) Property Certificate of Zhengzhou Broadcasting and Television Bureau; and
(13) Certification issued by Zhengzhou Huamei.

22.	A list of fixed assets, machinery and equipment of the Company Subsidiaries as of December 2004;
23.	Review of physical plants and age of broadcasting facilities;
24.	Brief description of depreciation policy and schedule of depreciation of the Company Subsidiaries;
25.	Brief description of other expenses of the Company Subsidiaries;
26.	Brief description of Operating lease payments of the Company Subsidiaries;
27.	Brief description of all changes in accounting policies or procedures during the past three years with respect to the Company Subsidiaries;
28.	Report of Accounts receivable and payable of the Company Subsidiaries;
29.	The Chart of officer indebtedness to the Company Subsidiaries;
30.	A list of applicable tax items and tax rates of the Company Subsidiaries;
31.	Documents in connection with applicable tax waivers of the Company Subsidiaries;
32.	Tax returns filed by the Company Subsidiaries;
33.	Material Contracts, including
(1) Two agreements entered into by Zhengzhou Huamei and Zhengzhou Television dated April 2003 and December 17, 2004;
(2) The agreement entered into by Ji’nan Huamei and Ji’nan Television dated March 26, 2003;
(3) The agreement entered into by Beijing Huicong Goldenet Advertising Co., Ltd. and Lanzhou Television dated December 31, 2003;
(4) Two agreements entered into by Lanzhou Huamei Shengshi and Public Channel of Lanzhou Television dated April 1st 2003 and February 6, 2004
(5) The Authorization Certificate issued by Lanzhou Broadcasting and Television Bureau;
(6) The agreement entered into by Lanzhou Huamei Advertising and Lanzhou Television dated March 15, 2004;
(7) The agreement entered into by San Ya TV station and Beijing CMN dated April 22, 2005.
34.	The TV drama purchase agreement entered into by Shanxi Tai Lun Advertising and Lanzhou TV on November 7, 2003.
35.	The data purchasing contract entered into by Beijing Huamei Shengshi and CSM dated March 1, 2005;
36.	The data purchasing contract entered into by Huicong Jin Wang Advertising and CTR dated April 9, 2004;
37.	The sales contract signed with Shanghai Leo & Burnett Advertising Company Guangzhou Branch;
38.	The advertising agency contract entered into by Zhenzhou CMN and Zhengzhou Red Apple Marketing & Advertising company dated December 28, 2004;
39.	The agency contract entered into by Urumchi CMN and Xinjiang Pu La Na Advertising dated Dec. 30, 2004;
40.	List of top 20 key customer in Year 2002, 2003 and 2004 ;
41.	The flow chart to describe the selling process and how the advertisements get aired;
42.	Brief description of the size, organization, composition, strategy of advertisement sales team and support staff;
43.	Program schedule for 13 existing channels as of December 2004;
44.	Industry overview report (an extract from China TV Report 2003 - 2004 published by CSM and China Media University);
45.	CMN brochure issued in 2004;
46.	The standard Sample Employment Agreements of the Company Subsidiaries for senior management, staff and temporary staff;
47.	The standard Sample Non-disclosure agreement for senior management and employees;
48.	The employee disciplines, company attendance and leave policy and other company regulations of the Company Subsidiaries issued in July 2004;
49.	The wage policy of the Company Subsidiaries issued in July 2004;
50.	A list of employees of the Company Subsidiaries as of December 2004 (128 employees in total);
51.	A personnel organization chart of the Company Subsidiaries as of December 2004;
52.	Certifications relating to social securities and housing accumulation fund of the Company Subsidiaries issued by the competent PRC authority; and
53.	Brief description of social securities and housing accumulation fund of the PRC Acquired Companies issued by each of the Company Subsidiaries.